CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated Ania
Gomez and James Rokicki to execute and file on the undersigned's behalf all
Forms 3, 4, and 5 and any and all other reports, notices, communications and documents (including any amendments thereto) (collectively, "Reports") that the undersigned may be required to file with the U.S. Securities and Exchange
Commission as a result of or relating to the acquisition, ownership, management or disposition of AstroNova, Inc. securities.  The authority of Ania Gomez and
James Rokicki under this Statement shall continue until the earlier of the date on which the undersigned is no longer required to file any Reports with regard to the undersigned's ownership of or transactions in such securities, unless earlier revoked in writing.  The undersigned acknowledges that Ania Gomez and
James Rokicki are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:  June 10, 2019

/s/ Thomas W. Carll